Exhibit 23.2

[GLJ Petroleum Consultants letterhead]

LETTER OF CONSENT

Mr. Ryan Ellson

Chief Financial Officer

Gran Tierra Energy Inc.

200, 150 – 13th Avenue SW

Calgary, AB T2R 0V2

Dear Sir:

Re: Consent Letter - Registration Statement Form S-3

As the independent reserve engineers for Gran Tierra Energy Inc., GLJ Petroleum Consultants Ltd. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of our reserves report for Gran Tierra Energy Inc. as of December 31, 2014, dated February 20, 2015, and to the reference of our firm in the Registration Statement.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Keith M. Braaten

Keith M. Braaten, P. Eng.
President
kbraaten@gljpc.com

Dated: July 21, 2015

Calgary, Alberta

CANADA